EXHIBIT 32.1

Thomas R. Sullivan, President and Chief Executive Officer of Firstbank Corporation, and Samuel G. Stone, Executive Vice President and Chief Financial Officer of Firstbank Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011 which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)
the information contained in the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011  fairly presents, in all material respects, the financial condition and results of operations of Firstbank Corporation.

Date:           May 5, 2011

/s/ Thomas R. Sullivan Thomas R. Sullivan President and Chief Executive Officer

/s/ Samuel G. Stone Samuel G. Stone Executive Vice President and Chief Financial Officer